UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2017

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Almaden Boulevard, San Jose, CA	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 947-6900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

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☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Margo G. Butsch has been promoted to Executive Vice President and Chief Credit Officer of Heritage Bank of Commerce (the “Bank”), the banking subsidiary of Heritage Commerce Corp (“HCC”), effective July 8, 2017.

On June 26, 2017, Margo G. Butsch entered into an employment agreement with HCC and the Bank.  The agreement is effective July 8, 2017 and is for one year and, thereafter, it will be automatically renewed annually for one year terms.  Under the agreement, Ms. Butsch will receive an annual salary of $235,000 with annual increases, if any, as determined by the Board of Directors Compensation Committee’s annual review of executive salaries.  Ms. Butsch will be eligible to participate in the HCC Management Incentive Plan.  Ms. Butsch will also be eligible to participate in the HCC 401(k) plan, under which she may receive matching contributions.  Ms. Butsch will receive, at no cost to her, group life, health, accident, and disability insurance coverage for herself and her dependents. Ms. Butsch will also receive an automobile allowance in the amount of $700 per month.

If Ms. Butsch’s employment is terminated by the Bank without cause, she will be entitled to a lump sum payment equal to one times the sum of her base salary and her average annual bonus.  During a change of control period, if Ms. Butsch’s employment is terminated or there occurs, without Ms. Butsch’s written consent, a material adverse change in the nature and scope of her position, responsibilities, duties or a change of 30 miles or more in her location of employment, or any material reduction in her compensation or benefits and Ms. Butsch voluntarily terminates her employment (a good reason resignation), she will be entitled to a lump sum payment of two times the sum of her base salary and her average annual bonus.  If Ms. Butsch employment agreement is terminated without cause, her health insurance benefits will continue for an additional 12 months from the date of termination.  If Ms. Butsch’s employment is terminated as a result of a change in control, or for a good reason resignation as a result of a change in control, these benefits will continue for an additional 24 months from the date of termination.

Following the termination of her employment, Ms. Butsch has agreed to refrain from certain activities that would be competitive with HCC and the Bank within the counties in California in which the Bank has located its headquarters or branch offices.

A copy of Ms. Butsch’s employment agreement is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits

(d) The following exhibit is included with this Report:

Exhibit 10.1 Margo G. Butsch Employment Agreement effective as of July 8, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERITAGE COMMERCE CORP

DATED: June 27, 2017	By:	/s/ Keith Wilton
Keith Wilton
Executive Vice President and
Chief Operating Officer

Exhibit Index

Exhibit	Description

10.1	Margo G. Butsch Employment Agreement effective as of July 8, 2017